UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): February 6, 2015

BioAdaptives Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware	000-54949	46-2592228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1005 S Cimarron Road, Las Vegas, NV 89145

 (Address of principal executive offices)

Registrant's telephone number, including area code: (702) 630 2280

1003 S Cimarron Road, Las Vegas, NV 89145

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment

of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2015, BioAdaptives, Inc. (the “Company”) announced changes in its management.

Resignation of Barry Epling

On February 6, 2015, Barry Epling, who had been serving as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors, resigned from his position as President, Chief Executive Officer, Chief Financial Officer, and Secretary effective immediately. Mr. Epling will remain the Company's Chairman of the Board of Directors. His resignation was in connection with his desire to pursue other interests, and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Christopher G. Hall

On February 6, 2015, following the resignation of Barry Epling, the Company’s Board of Directors appointed Christopher G. Hall as the Company’s President, Chief Executive Officer, Chief Financial Officer and Secretary.

As of the date of this Current Report, the Company has entered into a compensation agreement with Christopher G. Hall filed as Exhibit 10.1.

Biographical Information for Christopher G. Hall

Christopher G. Hall has been an executive within the nutraceutical products industry since 2006 and a serial entrepreneur for more than twenty years. He began his career in 1978 with AT&T as a finance and operations manager. With his deep experience in areas of communications, Mr. Hall has become a recognized industry leader having conducted speaking engagements at industry trade shows and conferences. He is an active member of several industry associations. Mr. Hall has worked extensively in entrepreneurship, primarily in the nutraceutical and technology space as a C-level executive since 1995 and has raised more than $30 million in investment capital for various enterprises. Mr. Hall is a graduate of University Southern California with a Bachelors degree in International Relations and he holds an MBA from the Anderson School of Management at the University of California, Los Angeles.

Press Release

Attached as Exhibit 99.1 is a copy of a press release from the Company dated February 6, 2015, reporting the change in management.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Christopher G. Hall Agreement
10.2	Christopher G. Hall Stock Grant
99.1	Press Release of BioAdaptives, Inc. dated February 6, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2015

BioAdaptives, Inc.

By: /s/ Christopher G. Hall
Christopher G. Hall
President, Chief Executive Officer, Chief Financial Officer and Secretary

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